Exhibit 99.1
Cornerstone Therapeutics Reports Third Quarter 2010 Financial Results
•	Third quarter net revenues of $27.9 million, a 21% increase year-over-year

•	Third quarter GAAP earnings increased $1.3 million from a net loss of $538,000 in the third quarter of 2009 to a net income of $764,000 in the third quarter of 2010

•	Third quarter non-GAAP earnings increased $2.1 million or 119% year-over-year

•	Percentage of revenues derived from strategic products increased from 38% to 63%
CARY, N.C., November 4, 2010 — Cornerstone Therapeutics Inc. (Nasdaq: CRTX) today reported net income of $0.8 million, or $0.03 per diluted share, for the third quarter of 2010, compared to a net loss of $0.5 million, or ($0.03) per diluted share, for the third quarter of 2009. On a non-GAAP basis, net income was $3.8 million, or $0.15 per diluted share, for the third quarter of 2010, compared to non-GAAP net income of $1.8 million, or $0.08 per diluted share, for the third quarter of 2009. Non-GAAP net income and EPS for the third quarter exclude amortization of product rights, acquisition-related expenses in connection with the Chiesi transaction, and stock-based compensation.
Total net revenues were $27.9 million for the third quarter of 2010, representing a 21% increase over the $23.1 million reported for the third quarter last year. Total net revenues for the first nine months of 2010 were $92.8 million compared to the $78.8 million for the first nine months of 2009.
Net product sales from strategic products were 63% of total net revenues, or $17.7 million, for the third quarter of 2010, a substantial increase from the 38% of total net revenues, or $8.8 million, for the third quarter of 2009.
“We continue to be pleased with the overall growth of the company, the advancement of our development projects and our movement away from legacy products,” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “We continue to focus on building a portfolio of approved products with long-term growth potential which will enable us to provide enhanced value to patients and shareholders.”
A breakdown of product sales for the third quarter (in thousands) follows:

	Three Months Ended
	September 30,		Change
	2010	2009	$	%

Net product sales
Curosurf®	$8,051	$2,153	$5,898	274%
Factive®	850	91	759	834
Spectracef® product family	1,194	1,554	(360)	(23)
Zyflo® product family	7,574	5,034	2,540	50
AlleRx® Dose Pack products	3,812	3,541	271	8
HyoMax® product family	2,002	7,616	(5,614)	(74)
Propoxyphene/acetaminophen products	2,935	2,949	(14)	NM
Other products	(8)	140	(148)	(106)

Total net product sales	26,410	23,078	3,332	14
License and royalty agreement revenues	1,522	—	1,522	NM

Net revenues	27,932	23,078	4,854	21

Gross margin was 71% for the third quarter, compared to 82% for the comparable period of 2009. The lower gross margin compared to the prior period was due to a relatively higher portion of our net product sales in 2010 derived from products that have lower gross margins, primarily Curosurf.
Selling, general and administrative expenses decreased $0.3 million, or 3%, in the third quarter of 2010 compared to the third quarter of 2009. The decrease in selling, general and administrative expenses was primarily due to lower stock compensation and reduced legal and consulting costs, as compared to the third quarter of 2009 when we incurred significant expenses related to the Chiesi transaction. The decrease was partially offset by costs related to additions to our hospital sales force in September 2009, co-promotion expenses relating to Zyflo CR® and certain propoxyphene/acetaminophen products, as well as increased market research.
Royalty expenses decreased $2.0 million, or 43%, during the third quarter of 2010 compared to the third quarter of 2009. The reduction in royalty expense was primarily due to the reduction in net revenue from one of our legacy products, offset by increased royalties for Zyflo CR.
As of September 30, 2010, the Company had $49.7million in cash and cash equivalents, an increase of $30.8 million compared to December 31, 2009.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 4:30 PM ET to discuss its financial results for the quarter and nine months ended September 30, 2010. Management will also provide an update on the Company’s strategy, operations and product development pipeline. To participate in the live conference call, please dial 866-804-6927 (U.S. callers) or 857-350-1673 (international callers), and provide passcode 19358387. A live webcast of the call will also be available through the “Investors—Webcasts & Presentations” section of the Company’s website at http://www.crtx.com. Please allow extra time prior to the webcast to register for the webcast and to download and install any necessary audio software.
The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available today at 07:30 PM ET, by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers), and providing passcode 43083287.
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (Nasdaq: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians, key retail pharmacies and hospitals with its specialty sales forces. The Company also has a late-stage clinical pipeline with a recent regulatory submission filing and four additional regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to pursue acquisition or licensing transactions to acquire the rights to patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; to implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; to grow product revenue through the Company’s specialty sales forces; and to maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.

Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we plan to cease manufacturing and distributing at the end of 2010; the possibility that the Food and Drug Administration (the FDA) will take enforcement action against us or one or more of our marketed drugs that do not have FDA-approved marketing applications prior to the end of 2010; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our ability to maintain regulatory approvals to market and sell our products with FDA-approved marketing applications; our ability to obtain FDA approval to market and sell our products under development; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 4, 2010 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Trademarks
Tussionex® is a registered trademark of UCB, Inc. Curosurf® is owned by Chiesi Farmaceutici S.p.A. Factive® is owned by LG Life Sciences, Ltd. Curosurf and Factive are licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States and, with respect to Factive®, certain other countries.
FINANCIAL TABLES FOLLOW
CONTACT: Investor Relations Contacts: Westwicke Partners, John Woolford, +1-443-213-0506, john.woolford@westwicke.com or Westwicke Partners, Stefan Loren, Ph.D., +1-443-213-0507, sloren@westwicke.com; Media Relations Contact: Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com
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CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenues	$27,932	$23,078	$92,803	$78,776
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	7,742	4,143	22,714	10,245
Selling, general and administrative	12,850	13,186	38,089	34,023
Royalties	2,600	4,593	9,846	16,535
Research and development	1,047	691	3,748	3,041
Amortization of product rights	3,595	1,507	10,785	2,528

Total costs and expenses	27,834	24,120	85,182	66,372

Income (loss) from operations	98	(1,042)	7,621	12,404

Other expenses:
Interest (expense) income, net	(37)	1	(47)	(113)
Other expense, net	(25)	—	(25)	—

Total other (expenses) income	(62)	1	(72)	(113)

Income (loss) before income taxes	36	(1,041)	7,549	12,291
Benefit from (provision for) income taxes	728	503	(2,172)	(4,776)

Net income (loss)	$764	$(538)	$5,377	$7,515

Net income (loss) per share, basic	$0.03	$(0.03)	$0.21	$0.50

Net income (loss) per share, diluted	$0.03	$(0.03)	$0.21	$0.46

Weighted-average common shares, basic	25,430,785	20,741,322	25,395,506	15,009,285

Weighted-average common shares, diluted	26,056,928	20,741,322	26,017,288	16,249,578

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,672	$18,853
Accounts receivable, net	15,845	16,548
Inventories, net	19,762	18,106
Prepaid and other current assets	3,024	4,808
Income tax receivable	991	—
Deferred income tax asset	3,858	3,507

Total current assets	93,152	61,822

Property and equipment, net	1,587	1,312
Product rights, net	116,271	126,806
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Other assets	374	113

Total assets	$224,653	$203,322

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,344	$7,172
Accrued expenses	28,582	23,703
Current portion of license agreement liability	1,227	1,019
Current portion of capital lease	81	10
Income taxes payable	—	1,606
Deferred revenue	9,195	—

Total current liabilities	48,429	33,510

License agreement liability, less current portion	1,341	1,341
Capital lease, less current portion	167	39
Deferred income tax liability	3,496	4,564

Total liabilities	53,433	39,454

Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,442,596 and 25,022,644 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	25	25
Additional paid-in capital	159,720	157,745
Retained earnings	11,475	6,098

Total stockholders’ equity	171,220	163,868

Total liabilities and stockholders’ equity	$224,653	$203,322

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
Cash flows from operating activities
Net income	$5,377	$7,515
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	11,070	2,695
Provision for prompt payment discounts	2,909	2,316
Provision for inventory allowances	199	506
Loss on sale of fixed assets	25	—
Stock-based compensation	970	2,970
Benefit from deferred income taxes	(1,419)	(4,664)
Changes in operating assets and liabilities:
Accounts receivable	(2,206)	(16,812)
Inventories	(1,855)	(5,271)
Prepaid expenses and other assets	1,523	(2,086)
Accounts payable	2,172	(2,186)
Accrued expenses	5,087	5,796
Income taxes payable	(2,597)	228
Deferred revenue	9,195	—

Net cash provided by (used in) operating activities	30,450	(8,993)

Cash flows from investing activities
Proceeds from sale of marketable securities	—	300
Proceeds from sale of fixed assets	2	—
Purchase of property and equipment	(361)	(250)
Purchase of product rights	(250)	(5,169)

Net cash used in investing activities	(609)	(5,119)

Cash flows from financing activities
Proceeds from exercise of common stock options	538	401
Proceeds from issuance of shares of common stock	—	15,465
Payments for cancellation of warrants	—	(41)
Excess tax benefit from stock-based compensation	467	—
Principal payments on capital lease obligation	(27)	(7)

Net cash provided by financing activities	978	15,818

Net increase in cash and cash equivalents	30,819	1,706
Cash and cash equivalents as of beginning of year	18,853	9,286

Cash and cash equivalents as of end of year	$49,672	$10,992

Supplemental disclosure of non-cash investing and financing activities
Acquisition of product rights through equity issued and liabilities assumed	$—	$110,050

CORNERSTONE THERAPEUTICS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP income (loss) from operations	$98	$(1,042)	$7,621	$12,404
Add: stock-based compensation	315	305	970	1,157
Add: amortization of product rights	3,595	1,507	10,785	2,528
Add: acquisition-related expenses[1]	—	1,795	—	3,263

Non-GAAP income from operations	$4,008	$2,565	$19,376	$19,352

GAAP net income (loss)	$764	$(538)	$5,377	$7,515
Add: stock-based compensation	315	305	970	1,157
Add: amortization of product rights	3,595	1,507	10,785	2,528
Add: acquisition-related expenses[1]	—	1,795	—	3,263
Less: tax effects related to above items[2]	(840)	(1,316)	(3,382)	(2,703)

Non-GAAP net income	$3,834	$1,753	$13,750	$11,760

GAAP net income (loss) per share, diluted	$0.03	$(0.03)	$0.21	$0.46

Non-GAAP net income per share, diluted	$0.15	$0.08	$0.53	$0.72

Shares used in diluted net income (loss) per share calculation:
GAAP net income (loss)	26,056,928	20,741,322	26,017,288	16,249,578

Non-GAAP net income	26,056,928	21,679,818	26,017,288	16,249,578

[1]	Acquisition-related expenses include legal, accounting and related costs that resulted from or were incurred in connection with the Chiesi transaction.

[2]	Tax effects for the three months ended September 30, 2010 and 2009 are calculated using effective tax rates of 21.5% and 36.5% respectively. Tax effects for the nine months ended September 30, 2010 and 2009 are calculated using effective tax rates of 28.8% and 38.9% respectively.